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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 18, 1999, except as to the stock split described in Note 1 which is effective upon the closing of an initial public offering, relating to the financial statements of CVC, Inc. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PRICEWATERHOUSECOOPERS LLP
Rochester, New York
November 3, 1999